Exhibit 99.1

Teligent, Inc. Announces Appointment of Carter Pate to Board of Directors

Experienced Board Member and Investment Executive Joins Teligent, Effective Immediately

BUENA, NJ., February 23, 2021 – Teligent, Inc. (Nasdaq: TLGT), (“Teligent” or the “Company”), a New Jersey-based specialty generic pharmaceutical company, today announced it has appointed Carter Pate to its Board of Directors, effective immediately. Mr. Pate will serve on the Audit and Nominating and Corporate Governance Committees.

Mr. Pate leads a family-owned investment firm and serves on the Board of Directors at multiple companies, including Global Step and Advanced Emissions Solutions, Inc. (NASDAQ: ADES). He excels at leading companies through moments of change to drive business objectives and redefine their possibilities for growth.

John Celentano, Chairman of Teligent’s Board of Directors, commented on the appointment, stating, “We are excited to have Carter join Teligent’s Board. Carter’s years of experience have given him an abundance of knowledge of various industries, and he has proven that he can help shepherd businesses through significant business transitions to reach their full potential. We know Carter will be a great addition, and we look forward to collaborating with him as Teligent continues on its strategic and financial efforts to strengthen its balance sheet and reinvigorate its business.”

Mr. Pate is the founder and Chief Executive Officer of Carter Pate, LLC, a Family Private Equity Investment Company, and has served as a Board Member to public and private Boards of Directors since 2014. He is the former Chief Executive Officer of Providence Service Corp DBA LogistiCare (NASDAQ: PRSC), the largest non-emergency medical logistics company for Medicare and Medicaid. Mr. Pate currently serves on the Board of Optioncare Health (NASDAQ: OPCH) and was the Chairman of the Board of its predecessor, BioScrip Inc. (NASDAQ: BIOS). Mr. Pate was elected Chairman of the Board of the Red Lion Hotel Group (NASDAQ: RLH) in December 2019, and also serves as a member of the Board for Advanced Emissions Solutions.

Prior to these roles, Mr. Pate had a career with PricewaterhouseCoopers spanning nearly two decades, including his service as a Global/United States Managing Partner of U.S. Advisory and later the Health Care practice leader. In these roles he worked with Fortune 500 companies and G-20 governments with a focus on change management and cost realignment. For his first seven years at PwC, Mr. Pate led PwC’s restructuring practice. He is the author of best-selling financial restructuring book, “The Phoenix Effect: Nine Revitalizing Strategies No Business Can Do Without.”

Mr. Pate said, “I am excited to be to joining Teligent’s Board of Directors, it is truly an honor. Currently, Teligent is going through a financial transformation, and I am confident I will be able to provide a diverse mindset with years of prior industry experience to guide them into the future. Teligent is at a position to be an industry leader, and I am ready to work with management and their established Board of industry veterans to position them for success.”

He holds certifications as a Certified Public Accountant and Certified Forensic Public Accountant. Mr. Pate obtained his undergraduate degree in Accounting and a master’s degree in Accounting and Information Systems from University of Texas at Dallas.

Nasdaq Bid Price Rule Compliance Update

Teligent received notice from Nasdaq that the Company has regained compliance with the minimum $1.00 bid price requirement for continued listing set forth in Nasdaq Listing Rule 5450(a)(1) (the “Bid Price Rule”) and this matter is now closed. Teligent has now regained compliance with all requirements previously noted by Nasdaq. For additional information, please see the Company’s January 22, 2021 press release, available here: http://investors.teligent.com/news-releases/news-release-details/teligent-regains-compliance-nasdaq-filing-requirements-and.

About Teligent, Inc.

Teligent is a specialty generic pharmaceutical company. Our mission is to be a leading player in the specialty generic prescription drug market. Learn more on our website www.teligent.com.

Forward-Looking Statements and Information

This press release includes "forward-looking statements" that are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about the Company's business and the industry in which the Company operates and the beliefs and assumptions of the Company's management. Forward-looking statements can be identified by the use of words such as "will," "may," "could," "should," "would," "believe," "depends," "expect," "goal," "anticipate," "forecast," "project," "future," "intend," "plan," "estimate," "target," "indicate," "outlook," and similar expressions of future intent or the negative of such terms. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, these forward-looking statements are based on management's current beliefs, expectations and assumptions and are subject to risks and uncertainties. These statements are based on the Company's current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in the prospectus supplement relating to the Company's current At the Market offering and the Company's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other periodic reports the Company files with the Securities and Exchange Commission. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the effects thereof on the Company's future performance and results of operations. It is not possible to predict or identify all such risks. There may be additional risks that the Company considers immaterial or which are unknown. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements included in this press release speak only as of the date hereof and, subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

Media:
Rachel Chesley / Sarah Rosselet

TeligentCommunications@fticonsulting.com

Investors:

InvestorRelations@Teligent.com